EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
May 9, 2007	fcooper@tollbrothersinc.com
Joseph R. Sicree (215) 938-8045
jsicree@tollbrothersinc.com
TOLL BROTHERS REPORTS PRELIMINARY 2ND QTR FY 2007 TOTALS FOR HOME BUILDING
REVENUES, BACKLOG AND CONTRACTS
Horsham, PA, May 9, 2007 — Toll Brothers, Inc. (NYSE:TOL) (www.tollbrothers.com), the nation’s leading builder of luxury homes, today reported that for the period ended April 30, 2007, second-quarter home building revenues were approximately $1.17 billion, second-quarter-end backlog was approximately $4.15 billion and second-quarter net signed contracts were approximately $1.17 billion. These totals were down 19%, 32% and 25%, respectively, compared to FY 2006’s second quarter results.
For the six-month period ended April 30, 2007, home building revenues were approximately $2.26 billion and net signed contracts were approximately $1.92 billion, a decline of 19% and 29%, respectively, versus FY 2006’s six-month results.
These results are preliminary and unaudited. The Company will announce final totals when it releases second-quarter and six-month earnings results on May 24, 2007.
Robert I. Toll, chairman and chief executive officer, stated: “Twenty months into this housing downturn, we continue to face difficult conditions in most of our markets. Although there is variation among markets, our traffic this quarter, on average, has been flat on a gross basis, and down approximately 20% on a per community (same store) basis compared to last year’s second quarter. While we have not yet finalized our analysis, we estimate that write-downs (pre-tax) in the second quarter will be between $90 million and $130 million. Given the current state of the market, we no longer expect to achieve the most recent quarterly and annual guidance we provided on February 22, 2007. However, even at the upper end of our range of second-quarter write-downs, we expect to report a profit for our second quarter.
“Our second-quarter cancellation rate, calculated as a percentage of this quarter’s gross signed contracts, declined to 19% (384 total cancellations) compared to 30% (436 total cancellations) in FY 2007’s first quarter and 37% (585 total cancellations) in the fourth quarter of FY 2006. This quarter, about 70% of our cancellations were from contracts signed more than nine months ago.
“We believe that fewer than 2% of our buyers use sub-prime loans. However, the impact of stricter lending standards arising from problems in the sub-prime market is negatively affecting affordability at lower price points. This, in turn, can impact the entire ‘housing food chain’, including some of our potential customers’ ability to sell their existing homes. This, coupled with a lack of buyer confidence, may have served to impede the glimmers of a rebound we had started to see in early February.
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“There are some bright spots, including New York City, Hoboken and Jersey City; Dutchess County, New York and southeastern Connecticut; metro Philadelphia; Raleigh; Dallas and Austin; and portions of Northern California. We continue to feel confident about the longer-term fundamentals of our industry based on strong demographics and increased affluence. However the industry’s current challenges are to reduce spec homes, restore buyer confidence and make customers feel comfortable that, with interest rates low and sellers motivated, now is an excellent time to buy a new home.”
Toll Brothers’ preliminary financial highlights for the three-month and six-month periods ended April 30, 2007 (unaudited):
•	The Company’s FY 2007 second-quarter net contracts of approximately $1.17 billion declined by 25% from FY 2006’s second-quarter contracts of $1.56 billion. In addition, in FY 2007’s second quarter, unconsolidated entities in which the Company had an interest signed contracts of approximately $34.6 million.

•	FY 2007’s six-month net contracts of approximately $1.92 billion declined by 29% from FY 2006’s six-month total of $2.70 billion. In addition, in FY 2007’s six-month period, unconsolidated entities in which the Company had an interest signed contracts of approximately $63.8 million.

•	The Company signed 2,031 gross contracts in FY 2007’s second quarter, a 14% decrease from the 2,372 signed in FY 2006’s second quarter. FY 2007’s second-quarter cancellation rate (cancellations divided by second-quarter gross contracts) was 19% compared to a rate of 9% in FY 2006. However, the cancellation rate improved from 30% in the first quarter of FY 2007 and 37% in the fourth quarter of FY 2006.

•	In FY 2007, second-quarter-end backlog of approximately $4.15 billion decreased 32% from FY 2006’s second-quarter-end backlog of $6.07 billion, the second-quarter record. In addition, at April 30, 2007, unconsolidated entities in which the Company had an interest had a backlog of approximately $46.4 million.

•	FY 2007’s second-quarter home building revenues of approximately $1.17 billion decreased 19% from FY 2006’s second-quarter home building revenues of $1.44 billion, the second quarter record. Revenues from land sales totaled approximately $2.0 million for FY 2007’s second quarter, compared to $2.1 million in FY 2006’s second quarter.

•	FY 2007’s six-month home building revenues of approximately $2.26 billion decreased 19% from FY 2006’s six-month home building revenues of $2.78 billion, the six-month record. FY 2007 revenues from land sales for the six-month period totaled approximately $5.4 million, compared to $6.8 million in the same period in FY 2006.

•	In addition, in the Company’s fiscal 2007 second-quarter and six-month periods, unconsolidated entities in which the Company had an interest delivered approximately $14.8 million and $35.4 million, respectively, compared to $29.0 million and $81.0 million, respectively, in the same periods of FY 2006. The Company’s share of the profits from the delivery of these homes is included in ‘Equity Earnings in Unconsolidated Entities’ on the Company’s Income Statement.
*more*

Toll Brothers will be broadcasting live via the Investor Relations section of its website, www.tollbrothers.com, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EDT) today, May 9, 2007, to discuss these results. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select “Conference Calls”. Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through May 23, 2007.
Toll Brothers, Inc. is the nation’s leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL”. The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 21 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island, South Carolina, Texas, Virginia and West Virginia.
Toll Brothers builds luxury single-family detached and attached home communities, master planned luxury residential resort-style golf communities and urban low-, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security and landscape subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.
Toll Brothers, a FORTUNE 500 Company, is the only publicly traded national home building company to have won all three of the industry’s highest honors: America’s Best Builder from the National Association of Home Builders, the National Housing Quality Award, and Builder of the Year. Toll Brothers proudly supports the communities in which it builds; among other philanthropic pursuits, the Company sponsors the Toll Brothers — Metropolitan Opera International Radio Network, bringing opera to neighborhoods throughout the world. For more information, visit tollbrothers.com.
Certain information included herein and in other Company reports, SEC filings, verbal or written statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, information related to anticipated operating results, financial resources, changes in revenues, changes in profitability, changes in margins, changes in accounting treatment, interest expense, land-related write-downs, effects of home buyer cancellations, growth and expansion, anticipated income to be realized from our investments in unconsolidated entities, the ability to acquire land, the ability to gain approvals and to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the ability to secure materials and subcontractors, the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities in the future, industry trends, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.
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Toll Brothers operates in four geographic segments:

North:	Connecticut, Illinois, Massachusetts, Michigan, Minnesota, New Jersey, New York, Ohio (2006 only) and Rhode Island
Mid-Atlantic:	Delaware, Maryland, Pennsylvania, Virginia and West Virginia
South:	Florida, North Carolina, South Carolina and Texas
West:	Arizona, California, Colorado and Nevada

	Three Months Ended		Three Months Ended
	April 30,		April 30,
#’s are preliminary	UNITS		$ (MILL)
HOME BUILDING REVENUES	2007	2006	2007	2006
TRADITIONAL PRODUCT
North	325	466	$215.2	$307.6
Mid-Atlantic	534	687	333.2	454.6
South	467	486	268.7	260.9
West	360	424	307.2	377.4

Total	1,686	2,063	$1,124.3	$1,400.5

PERCENTAGE OF COMPLETION(1)
North			$32.2	$22.5
South			15.0	15.2
West				2.3

Total	—	—	$47.2	$40.0

TOTAL
North	325	466	$247.4	$330.1
Mid-Atlantic	534	687	333.2	454.6
South	467	486	283.7	276.1
West	360	424	307.2	379.7

Total consolidated	1,686	2,063	1,171.5	1,440.5
Unconsolidated entities	23	45	14.8	29.0

	1,709	2,108	$1,186.3	$1,469.5

CONTRACTS
TRADITIONAL PRODUCT
North	352	482	$218.9	$322.3
Mid-Atlantic	528	643	342.4	412.6
South	285	472	164.6	280.2
West	308	479	290.6	462.8

Total	1,473	2,076	$1,016.5	$1,447.9

NON TRADITIONAL PRODUCT — LONG TERM
North	151	52	$137.0	$50.4
Mid-Atlantic	8	5	3.6	1.7
West	1	11	0.6	8.2

Total	160	68	$141.2	$60.3

PERCENTAGE OF COMPLETION
North	13	19	$10.1	$14.5
South	1	4	1.2	11.5

Total	14	23	$11.3	$26.0

TOTAL
North	516	553	$366.0	$387.2
Mid-Atlantic	536	648	346.0	414.3
South	286	476	165.8	291.7
West	309	490	291.2	471.0

Total consolidated	1,647	2,167	1,169.0	1,564.2
Unconsolidated entities	48	25	34.6	15.9

	1,695	2,192	$1,203.6	$1,580.1

*more*

	April 30,		April 30,
#’s are preliminary	UNITS		$ (MILL)
BACKLOG	2007	2006	2007	2006
TRADITIONAL PRODUCT
North	1,141	1,659	$741.2	$1,141.3
Mid-Atlantic	1,357	2,153	928.1	1,444.4
South	1,218	2,165	677.5	1,206.0
West	1,191	2,142	1,130.2	1,860.2

Total	4,907	8,119	$3,477.0	$5,651.9

NON TRADITIONAL PRODUCT — LONG TERM
North	530	179	$521.0	$168.0
Mid-Atlantic	67	48	27.5	19.9
West	28	23	19.2	17.7

Total	625	250	$567.7	$205.6

PERCENTAGE OF COMPLETION
North	193	294	$124.5	$196.1
South	21	76	51.7	114.3
Less revenue recognized on units remaining in backlog			(74.1)	(97.6)

Total	214	370	$102.1	$212.8

TOTAL
North	1,864	2,132	$1,386.7	$1,505.4
Mid-Atlantic	1,424	2,201	955.6	1,464.3
South	1,239	2,241	729.2	1,320.3
West	1,219	2,165	1,149.4	1,877.9
Less revenue recognized on units remaining in backlog			(74.1)	(97.6)

Total consolidated	5,746	8,739	4,146.8	6,070.3
Unconsolidated entities	68	12	46.4	7.7

	5,814	8,751	$4,193.2	$6,078.0

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	Six Months Ended		Six Months Ended
	April 30,		April 30,
#’s are preliminary	UNITS		$ (MILL)
HOME BUILDING REVENUES	2007	2006	2007	2006
TRADITIONAL PRODUCT
North	612	883	$406.8	$579.2
Mid-Atlantic	1,046	1,276	662.3	848.1
South	870	956	501.8	514.6
West	717	827	607.5	737.3

Total	3,245	3,942	$2,178.4	$2,679.2

PERCENTAGE OF COMPLETION(1)
North			$51.7	$62.2
South			28.5	33.1
West				2.3

Total	—	—	$80.2	$97.6

TOTAL
North	612	883	$458.5	$641.4
Mid-Atlantic	1,046	1,276	662.3	848.1
South	870	956	530.3	547.7
West	717	827	607.5	739.6

Total consolidated	3,245	3,942	2,258.6	2,776.8
Unconsolidated entities	50	144	35.4	81.0

	3,295	4,086	$2,294.0	$2,857.8

CONTRACTS
TRADITIONAL PRODUCT
North	569	747	$355.2	$499.7
Mid-Atlantic	856	1,099	549.2	726.0
South	497	803	283.0	483.7
West	429	822	419.6	778.0

Total	2,351	3,471	$1,607.0	$2,487.4

NON TRADITIONAL PRODUCT — LONG TERM
North	274	163	$277.0	$152.4
Mid-Atlantic	9	18	4.0	7.0
West	2	16	1.0	12.2

Total	285	197	$282.0	$171.6

PERCENTAGE OF COMPLETION
North	37	39	$25.3	$28.9
South	1	4	3.4	16.2

Total	38	43	$28.7	$45.1

TOTAL
North	880	949	$657.5	$681.0
Mid-Atlantic	865	1,117	553.2	733.0
South	498	807	286.4	499.9
West	431	838	420.6	790.2

Total consolidated	2,674	3,711	1,917.7	2,704.1
Unconsolidated entities	93	53	63.8	32.7

	2,767	3,764	$1,981.5	$2,736.8

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(1)Percentage of Completion Deliveries: During the three-month and six month periods ended April 30, 2007, the Company delivered units which it accounted for using the percentage of completion accounting method. The table below provides information related to those deliveries:
Deliveries for the three-month period ended April 30,

	2007	2006	2007	2006
	Units	Units	$ (MILL)	$ (MILL)
North	108		$75.0
South	56		65.7

Total	164	—	$140.7	—

Deliveries for the six-month period ended April 30,

	2007	2006	2007	2006
	Units	Units	$ (MILL)	$ (MILL)
North	160		$111.3
South	56		65.7

Total	216	—	$177.0	—

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